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                                                                      EXHIBIT 23


                     INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the previously filed Registration Statements of Marsh & McLennan Companies, Inc. on Form S-8 (Registration Statement File Nos. 2-58660, 2-65096, 2-82938, 33-21566,
33-32880, 33-48803, 33-48804, 33-48807, 33-54349, 33-59603, 33-63389,
333-35739, 333-35741, 333-29627 and 333-51141) and, the previously filed
Registration Statements on Form S-3 (Registration Statement Nos. 333-25069, 333-28201, 333-41021, 333-48707 and 333-67543) of our reports dated March 5,
1999 appearing in, and incorporated by reference in, this Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

New York, New York
March 26, 1999